SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                     Date of Report:  May 13, 1997



                            MEDIMMUNE, INC.
        (Exact name of registrant as specified in its charter)



                   Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
     (Address of principal executive offices)         (Zip Code)


     Registrant's telephone number, including area code (301) 417-0770


             No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company.




                            MEDIMMUNE, INC.
                      Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated May 13, 1997.


FOR IMMEDIATE RELEASE
Ccontacts:
Mark E. Kaufmann                     Elliot Lebowitz, Ph.D.
Associate Director,                  President and Chief
Strategic Planning and Investor      Executive Officer
Relations                            BioTransplant Incorporated
MedImmune, Inc.                      617-241-5200
301-417-0770 x321
                                     Gretchen L.P. Schweitzer
Julie M. Adamou, Ph.D.               Manager
Investor and Media Relations         Feinstein Kean Partners
MedImmune, Inc.                      617-577-8110
301-417-0770 x295

http://www.medimmune.com

         BIOTRANSPLANT AND MEDIMMUNE REPORT PHASE 1/2 RESULTS
                  OF BTI-322 INDUCTION THERAPY TRIAL
 -- FDA Gives Clearance to Commence Clinical Trials with Humanized Version --

Gaithersburg, MD, and Charlestown, MA, May 13, 1997  --  MedImmune,
Inc. (Nasdaq:MEDI) and BioTransplant, Incorporated (Nasdaq:BTRN) today reported one year follow-up results from a Phase 1/2 trial in which BTI-322 monoclonal antibody given at the time of organ transplantation reduced the incidence of kidney graft rejection episodes by 58 percent compared to conventional triple drug therapy alone. These data and recent laboratory studies are being presented this week by Dr. Jean
Paul Squifflet of Cliniques St. Luc at the University of Louvain in Belgium, and Dr. James A. Hope of BioTransplant, at the 15th Annual Meeting of The American Society of Transplant Physicians (ASTP) in Chicago. Additionally, the companies today announced they received clearance from the U.S. Food and Drug Administration (FDA) to begin human clinical trials with MEDI-507, a humanized form of BTI-322.

"The clinical and laboratory data presented today continue to support the potential of BTI-322," commented Elliot Lebowitz, Ph.D., President and Chief Executive Officer of BioTransplant. "We are pleased to be moving ahead with clinical trials to evaluate if MEDI-507 retains the unique activities of BTI-322. From laboratory studies, it appears that BTI-322 and MEDI-507 are eliminating only those T cells which initiate organ rejection while not affecting other T cells. If this selectivity could be achieved in patients, the applications of such a product would be wide-ranging and could include many in the transplantation field as well as in autoimmune diseases."

The one year follow-up data from a controlled, randomized Phase 1/2 induction study of BTI-322 included a total of 40 kidney graft recipients. All patients received a conventional triple drug regimen of cyclosporine, azathioprine and steroids. Twenty of the patients received BTI-322 (5 mg/day for 10 days) at the time of transplantation in addition to the triple therapy. The incidence of graft rejection was reduced by 58 percent (12/20 control; 5/20 BTI-322) in the group that received BTI-322. In addition, 85 percent (6/20 control; 1/20 BTI-
322) fewer patients experienced delayed graft function (DGF) when treated with BTI-322. DGF suggests that the transplanted organ is not functioning normally immediately after surgery and can be associated with transplant rejection. BTI-322 was generally safe and well-tolerated with limited side effects that were easily manageable.

Recent laboratory studies presented at ASTP by BioTransplant scientists suggest that the mechanism of BTI-322 relies on specifically depleting T cells involved in graft rejection, while leaving others unaffected. The studies showed that low doses of BTI-322 were able to knock out T cells which were specifically stimulated in a mixed lymphocyte reaction, a commonly used test to assess immune cell responses. The cells which were not stimulated were unaffected. These results confirm the unique ability of BTI-322 to eliminate certain T cells selectively while allowing other T cells to respond normally.

"Only a small subset of T cells in the body are stimulated by a foreign organ," commented Dr. Scott Koenig, Vice President of Research at MedImmune. "It's the stimulation of that small group of T cells which initiates a cascade of events leading to organ rejection. While most immunosuppressive antibodies affect many different T cells, in certain circumstances BTI-322 and MEDI-507 have the ability to deplete only those potentially involved in the rejection reaction, leaving the others available to fight infection."

BTI-322 and MEDI-507 bind to the CD2 receptor on T cells and natural killer (NK) cells. BTI-322 has been evaluated in over 60 patients in the United States and Europe for its potential to prevent and treat organ graft rejection and to treat graft-versus-host disease (GvHD). Currently, BTI-322 is being evaluated in a multi-center Phase 2 trial for treatment of acute GvHD. BTI-322, previously known as LO-CD2a, was discovered by Drs. Herve Bazin and Dominique Latinne at the Catholic University of Louvain in Belgium. MedImmune and BioTransplant recently filed an Investigational New Drug (IND) application with the FDA to begin clinical trials with MEDI-507, the humanized form of BTI-322. The first clinical trial planned with MEDI-507 is an open-label, dose-escalating, kidney transplantation induction trial to evaluate its safety and pharmacokinetics.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets two products through its hospital-based sales force and has six new product candidates in clinical trials. In October 1995, MedImmune and BioTransplant established a strategic alliance for development of BTI-322, MEDI-500 (T10B9) and any future generations of these products (such as MEDI-507) for use in organ transplantation and other indications. MedImmune is located in Gaithersburg, MD.

BioTransplant, Incorporated is developing proprietary anti-rejection pharmaceuticals and organ transplantation systems which represent a comprehensive approach to inducing long-term specific transplantation tolerance in humans. The Company's product candidates are intended to reduce or eliminate the need for lifelong immunosuppressive therapy, reduce the cost of treating end-stage organ disease and increase the supply of transplantable organs. BioTransplant is located in Charlestown, MA.

This announcement may contain, in addition to historical information, certain forward-looking statements, including statements about the potential therapeutic benefits of BTI-322 and MEDI-507 that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. Commercialization of MEDI-507 and BTI-322 will require prior approval from regulatory authorities including the Food and Drug Administration in the U.S. There can be no assurance that such approvals will be obtained.




                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              Registrant)


Date:  May 13, 1997           David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and
                              accounting officer)